EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Australia
Foster Wheeler Australia Proprietary Limited, Melbourne
Foster Wheeler (QLD) Pty Limited, Brisbane

Bermuda
Continental Finance Company, Ltd., Hamilton
Foster Wheeler Holdings Ltd., Hamilton
Foster Wheeler Trading Company, Ltd., Hamilton
FW European E & C Ltd., Hamilton
FW Management Operations, Ltd., Hamilton
FWPI Ltd., Hamilton
Perryville Service Company Ltd., Hamilton
York Jersey Liability Ltd., Hamilton

Brazil
Foster Wheeler America Latina Ltda., Sao Paulo

Canada
Foster Wheeler Limited, Ontario
Foster Wheeler Canadian Resources Limited, Alberta
Foster Wheeler Fired Heaters, Ltd., Calgary
HFM Tray Canada Ltd., Ontario
La Societe D'Energie Foster Wheeler Ltd., Quebec

Channel Islands
FW Overseas Operations Limited, Jersey

Chile
Foster Wheeler Chile, S.A., Santiago
Foster Wheeler Talcahuano Operaciones y Mantenciones
      Ltda.

China
Foster Wheeler International Trading (Shanghai)
     Company Limited, China
Foster Wheeler International Engineering & Consulting
     (Shanghai) Company Limited, China

Colombia
Foster Wheeler Andina S.A., Bogota

Cyprus
Manops Limited, Nicosia

Egypt
Foster Wheeler Petroleum Services S.A.E., Alexandria

Finland
Foster Wheeler Energia Oy, Helsinki

France
Foster Wheeler France, S.A., Paris

Germany
Foster Wheeler Energie GmbH, Dusseldorf
Singleton Process Systems GmbH, Dusseldorf

Greece
Foster Wheeler Hellas Engineering and Construction AE,
     Athens

Hungary
FW Hungary Licensing Limited Liability Company,
     Budapest

India
Foster Wheeler India Private Limited, Chennai

Indonesia
P.T. Foster Wheeler Services, Jakarta

Italy
Energia Per L’Industria S.r.l., Milan
Foster Wheeler Continental Europe S.r.l., Milan
Foster Wheeler Italiana, S.p.A., Milan
Lomellina Energia Operator S.r.l., Milan
SEF S.r.l., Milan
SET S.r.l., Milan
World Services Italia S.p.A., Milan

Japan
Foster Wheeler K.K., Tokyo

Luxembourg
Financial Services S.a.r.l., Luxembourg

Malaysia
Foster Wheeler (Malaysia) Sdn. Bhd., Kuala Lumpur

Mauritius
P.E. Consultants, Inc., Port Louis

Mexico
Foster Wheeler Constructors de Mexico S. de R.L. de C.V., Sonora
Foster Wheeler Ingenieros y Constructores, S.A. de C.V.,
     Quadalajara

Netherlands
Foster Wheeler Continental B.V., Amsterdam
Foster Wheeler Europe B.V., Amsterdam
FW Energie B.V., Amsterdam
FW Europe B.V., Amsterdam
FW Netherlands C.V., Amsterdam

Nigeria
Foster Wheeler (Nigeria) Ltd., Lagos

Philippines
Foster Wheeler (Philippines) Corporation, Makati City

Poland
Foster Wheeler Energia Polska Sp. Zo.o., Warsaw

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Portugal
F.W.-Gestao E Servicos, S.A., Funchal

Singapore
Foster Wheeler Eastern Private, Ltd., Singapore
Foster Wheeler Vietnam Private Ltd., Singapore

South Africa
Foster Wheeler Properties (Pty) Limited, Midrand
Foster Wheeler South Africa (PTY) Ltd., Midrand

Spain
Conequip, S.A., Madrid
Foster Wheeler Energia, S.A., Madrid
Foster Wheeler Iberia, S.A., Madrid
Foster Wheeler Power Systems, S.A., Madrid
F.I. Controles, S.A., Madrid
FW Energie Holdings Spain, S.L., Madrid

Sweden
Foster Wheeler Energi AB, Norrkoping

Switzerland
Steril (Schweiz) A.G., Basel

Thailand
Foster Wheeler (Thailand) Limited, Sriracha
Foster Wheeler Service (Thailand) Limited, Bangkok

Turkey
Foster Wheeler BIMAS Birlesik Insaat Ve Muhendislik,
     A. S., Istanbul

United Kingdom
Foster Wheeler Energy Limited, Reading
Foster Wheeler Environmental (U.K.) Ltd., Reading
Foster Wheeler Europe Limited (England), Reading
Foster Wheeler Limited, Reading
Foster Wheeler (India) Limited, Reading
Foster Wheeler (Indonesia) Ltd., Reading
Foster Wheeler (London) Limited, Reading
Foster Wheeler (Northern) Limited, Reading
Foster Wheeler (Pacific) Ltd., Reading
Foster Wheeler Automated Welding Ltd., Reading
Foster Wheeler (G.B). Limited, Reading
Foster Wheeler Petroleum Development & Associates Limited, Reading
Foster Wheeler Petroleum Development Ltd., Reading
Foster Wheeler Petroleum Development (Norway) Limited, Reading
Foster Wheeler (Process Plants) Limited, Reading
Foster Wheeler Synfuels Limited, Reading
Foster Wheeler World Services, Limited, Reading
FW Management Operations (U.K.) Ltd., Reading
International Management Systems Ltd., Reading
Operations International Limited, Reading
Process Industries Agency Limited, Reading
Process Plants Suppliers Limited, Reading

Tray (UK) Limited, Reading
Tray Field Services Limited, Reading

United States
4900 Singleton, L.P., Texas
8925 Rehco, Inc., California
Barsotti’s Inc., California
Camden County Energy Recovery Associates L.P.,
     Delaware
Camden County Energy Recovery Corp., Delaware
Chirllu Inc., Delaware
Energy Holdings, Inc., Delaware
Equipment Consultants, Inc., Delaware
Foster Wheeler Adirondack, Inc., Delaware
Foster Wheeler Andes, Inc., Delaware
Foster Wheeler Arabia Ltd., Delaware
Foster Wheeler Architectural Services Corporation,
     New Jersey
Foster Wheeler Asia Ltd., Delaware
Foster Wheeler Avon, Inc., Delaware
Foster Wheeler Bedminster, Inc., Delaware
Foster Wheeler Bridgewater, Inc., Delaware
Foster Wheeler Camden Holdings, Inc., Delaware
Foster Wheeler Camden, L.P., Delaware
Foster Wheeler Canoas, Inc., Delaware
Foster Wheeler Capital & Finance Corporation, Delaware
Foster Wheeler China, Inc., Delaware
Foster Wheeler Constructors, Inc., Delaware
Foster Wheeler Continental U.S. LLC., Delaware
Foster Wheeler Coque Verde, L.P., Delaware
Foster Wheeler Crossroads Limited Partnership, Delaware
Foster Wheeler Development Corporation, Delaware
Foster Wheeler Energy China, Inc., Delaware
Foster Wheeler Energy Corporation, Delaware
Foster Wheeler Energy India, Inc., Delaware
Foster Wheeler Energy Manufacturing, Inc., Delaware
Foster Wheeler Energy Services, Inc., California
Foster Wheeler Enviresponse, Inc., Delaware
Foster Wheeler Environmental Corporation, Texas
Foster Wheeler Environmental Services, Inc., Delaware
Foster Wheeler Facilities Management, Inc., Delaware
Foster Wheeler Funding II Corporation, Delaware
Foster Wheeler Global Pharmaceuticals, LLC, Delaware
Foster Wheeler Hudson Falls, Inc., Delaware
Foster Wheeler Hydrobras, Inc., Delaware
Foster Wheeler Hydroven, Inc., Delaware
Foster Wheeler Hydrox, Inc., Delaware
Foster Wheeler Inc., Delaware
Foster Wheeler Intercontinental Corporation, Delaware
Foster Wheeler International Corporation, Delaware
Foster Wheeler International Holdings, Inc., Delaware
Foster Wheeler LLC, Delaware
Foster Wheeler Maintenance, Inc., Delaware
Foster Wheeler Martinez, Inc., Delaware
Foster Wheeler Middle East Corporation, Delaware
Foster Wheeler North America Corp., Delaware
Foster Wheeler Operations, Inc., Delaware
Foster Wheeler Penn Resources, Inc., Delaware

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Foster Wheeler Power Corporation, Delaware
Foster Wheeler Power Systems, Inc., Delaware
Foster Wheeler Pyropower, Inc., New York
Foster Wheeler Real Estate Development Corp.,
     Delaware
Foster Wheeler Realty Services Inc., Delaware
Foster Wheeler Rio Grande, L.P., Delaware
Foster Wheeler Santiago, Inc., Delaware
Foster Wheeler Somerset Limited Partnership, Delaware
Foster Wheeler Twin Cities, Inc., Delaware
Foster Wheeler USA Corporation, Delaware
Foster Wheeler Virgin Islands, Inc., Delaware
Foster Wheeler World Services Corporation, Delaware
Foster Wheeler Zack, Inc., Delaware
FW Mortshal, Inc., Delaware
FWPS Specialty Products, Inc., Delaware

FW Technologies Holding LLC, Delaware
Hartman Consulting Corporation, Delaware
HFM Field Services, Inc., Texas
HFM International, Inc., Delaware
New Ashford, Inc., Delaware
Perryville Corporate Park Association, Inc., New Jersey
PGI Holdings, Inc., Delaware
Process Consultants, Inc., Delaware
Pyropower Operating Services Company, Inc., California
Thelco Co., Delaware
Tray, Inc., Delaware
Tray Special Products, Inc., Texas

Venezuela
Foster Wheeler Caribe Corporation, C.A., Caracas

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Brazil
BOC/FW Canoas Hidrogenio Ltda., Rio de Janiero (50%)

Chile
Petropower Energia Limitada, Santiago (85%)

China, Peoples Republic of
Foster Wheeler Power Machinery Company Limited,
     Guangdong Province (52%)

England
BSF Global Limited, London (33.33%)

Finland
Oy Bioflow A.B., Helsinki (51%)

Hong Kong
BSF China Company Limited (33.33%)

Ireland
Project Management Holdings Limited (25%)

Italy
Calabria Ambiente S.p.A., Cosenza (1%)
Centro Energia Ferrara S.p.A., Milan (41.65%)
Centro Energia Gas S.p.A., Milan (50%)
Centro Energia Operator Ferrara S.r.l., Milan (41.65%)
Centro Energia Operator Teverola, S.r.l., Teverola (41.65%)
Centro Energia Teverola S.p.A, Teverola (41.65%)
Lomellina Energia S.r.l., Milan (24.99%)
Luciana Energia S.r.l., Potenza ((50%)
MF Ambiente S.r.l., Milan (49%)
MF Energy S.r.l, Milan (49%)
MF Power S.r.l., Milan (49%)
MF Waste S.r.l., Milan (49%)
SET S.r.l., Milan (49%)

Nigeria
Foster Wheeler Environmental Company Nigeria Limited, Lagos (87%)

Oman
Chiyoda-Foster Wheeler and Company LLC, Muscat (32.5%)

Poland
Foster Wheeler Energy FAKOP Ltd., Sosnowiec (53.1%)

Thailand
Thai Maintenance Contracting Company Limited, Rayong (49%)

United States
A/C Power, Maryland (50%)
Martinez Cogen Limited Partnership, Delaware (50.5%)
Somerset Corporate Center Associates, New Jersey (75%)

Venezuela
OTEPI FW, S.A., Caracas (50%)